Exhibit 4.2
[FORM OF FACE OF NOTE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A) TO PENSON WORLDWIDE, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, OR
(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PENSON WORLDWIDE, INC.
Form of 8.0% Convertible Senior Note due 2014

No. 1	$[ ]
CUSIP No. 709600 AA8
          Penson Worldwide, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [      ] DOLLARS (which amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $60,000,000 in aggregate at any time by adjustments made on the records of the Trustee or the Custodian of the Depositary as set forth in Schedule A hereto, in accordance with the rules and procedures of the Depositary) on June 1, 2014, and interest thereon as set forth below and Additional Interest in the manner, at the rates and to the Persons set forth in the Indenture.
          This Note shall bear interest at the rate of 8.0% per year (subject to increase pursuant to Section 7.01 of the Indenture) from June 3, 2009, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until June 1, 2014. Interest is payable semi-annually in arrears on each June 1 and December 1, commencing December 1, 2009, to holders of record at the close of business on the preceding May 15 and November 15 (whether or not such day is a Business Day), respectively.
          Payment of the principal of and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on this Note shall be made at the office or agency of the Paying Agent maintained for that purpose in St. Paul, Minnesota or The Borough of Manhattan, The City of New York, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, interest, including Additional Interest, if any, may be paid by check mailed to such holder’s address as it appears in the Note Register; provided further, however, that, with respect to any Noteholder with an aggregate principal amount in excess of $1,000,000, at the application of such holder in writing to the Trustee and Paying Agent (if different from the Trustee) not later than the relevant Interest Record Date, accrued and unpaid interest and Additional Interest, if any, on such holder’s Notes shall be paid by wire transfer in immediately available funds to such holder’s account in the United States, which application shall remain in effect until the Noteholder notifies the Trustee and Paying Agent to the contrary; provided that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee).
          Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into cash, shares of Common Stock of the Company or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
          This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State (without regard to the conflicts of laws provisions thereof).
          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
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          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

PENSON WORLDWIDE, INC.
By:
Name:
Title:

Dated: [                    ], 2009
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes
described in the within-named Indenture.

By:
Name:
Title:

[FORM OF REVERSE OF NOTE]
PENSON WORLDWIDE, INC.
8.0% Convertible Senior Note due 2014
          This Note is one of a duly authorized issue of Notes of the Company, designated as its 8.0% Convertible Senior Notes due 2014 (herein called the “Notes”), limited to the aggregate principal amount of $60,000,000 all issued or to be issued under and pursuant to an Indenture dated as of June 3, 2009 (herein called the “Indenture”), between the Company and U.S. Bank National Association (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and interest, including Additional Interest, if any, on all Notes may be declared, by either the Trustee or Noteholders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.
          Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Purchase Price and the principal amount on the Fundamental Change Purchase Date or Maturity Date, as the case may be, to the holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
          The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.
          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and accrued and unpaid interest, and Additional Interest, if any, on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.
          The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Noteholder of the new Notes issued upon such exchange of Notes being different from the name of the Noteholder of the old Notes surrendered for such exchange.
          The Notes are not subject to redemption through the operation of any sinking fund or otherwise.
          Upon the occurrence of a Fundamental Change, the holder has the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

          Subject to the provisions of the Indenture, the holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
          Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT
Custodian

(Cust)

TEN ENT — as tenants by the entireties
(Minor)

JT TEN — as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act	_________(State)
Additional abbreviations may also be used
though not in the above list.

PENSON WORLDWIDE, INC.
8.0% Convertible Senior Notes due 2014
     The initial principal amount of this Global Note is $60,000,000. The following increases or decreases in this Global Note have been made:

			Principal Amount of	Signature of
	Amount of decrease	Amount of increase	this Global Note	authorized signatory
Date of	in Principal Amount	in Principal Amount	following such	of Trustee or
Exchange	of this Global Note	of this Global Note	decrease or increase	Custodian

FORM OF NOTICE OF CONVERSION
To: PENSON WORLDWIDE, INC.
The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion of the principal hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any shares of Common Stock issuable and deliverable upon such conversion, together with any cash comprising the Daily Conversion Values or a portion of the Daily Settlement Amounts for each of the thirty Trading Days during the Cash Settlement Averaging Period and for any fractional shares, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all): $___,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE
To: PENSON WORLDWIDE, INC.
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Penson Worldwide, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, including Additional Interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.
In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all):
$___,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

FORM OF ASSIGNMENT AND TRANSFER
For value received _________ hereby sell(s), assign(s) and transfer(s) unto _________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:
☐	To Penson Worldwide, Inc. or a subsidiary thereof; or

☐	Pursuant to the registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to another available exemption from registration under the Securities Act of 1933, as amended.
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Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.